UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 21, 2005

PERFECTDATA CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12817 (Commission File Number)	95-3087593 (IRS Employer Identification No.)

825 Third Avenue, 32 nd Floor, New York, New York 10022

(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (212) 981-0584

_________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01: Entry into a Material Definitive Agreement.

On June 21, 2005, PerfectData Corporation (“PerfectData”) closed on the private placement of $5.05 million worth of its Series B Convertible Preferred Stock, par value $.01 per share (the “Series B Preferred Stock”) and four year warrants (the “Warrants”) to a number of accredited investors (each an “Investor”) in accordance with the terms of a Subscription Agreement among PerfectData and the Investors (the “Subscription Agreement”). The Investors purchased an aggregate of 3,848.7 shares of our Series B Preferred Stock, convertible into 3,848,700 shares of our common stock, par value $.01 peer share (the “Common Stock”). The Warrants entitle the Investors to purchase an aggregate of 962,175 shares of our Common Stock at an exercise price of $1.968 per share at any time up until June 20, 2009. The Warrants also have “weighted average” anti-dilution rights.

Under the terms of the Subscription Agreement, we are required to a file with the U. S. Securities and Exchange Commission (the “Commission”) a registration statement of Form SB-2 (the “Registration Statement”) registering for resale the shares of Common Stock issuable upon conversion of the Series B Preferred Stock and upon exercise of the Warrants (the “Registerable Securities”). The Registration Statement must be filed by the earlier of the following dates (the “Outside Filing Date”): (a) the date that is ninety (90) days after the date on which we file an amendment to our Certificate of Incorporation increasing the number of our authorized shares of Common Stock and (b) December 12, 2005. We are required to keep the Registration Statement effective until the earliest to occur of the following: (a) June 21, 2007; (b) the date on which all the Registerable Securities have been sold; and (c) such time as all the Registerable Securities are eligible for sale under Rule 144(k) promulgated by the Commission.

Also, under the terms of the Subscription Agreement, we will be required to issue “penalty warrants” equal to 2% of the aggregate purchase price paid by the Investors for each month any of the following events has occurred and is continuing: (a) we fail to file preliminary proxy materials with the Commission seeking shareholder approval of an amendment to our certificate of incorporation increasing the number of authorized shares of our Common Stock by July 19, 2005; (b) the Registration Statement is not filed by the Outside Filing Date; (c) the Registration Statement is not declared effective within 90 days of its being filed; (d) if the Commission reviews the Registration Statement, it is not declared effective within 120 days of the Outside Filing Date; and (e) after its effective date, the Registration Statement ceases to be effective in violation of the Subscription Agreement.

The sale of the Series B Preferred Stock and the Warrants were made pursuant to an exemption from securities registration afforded by the provisions of Section 4(2) and Rule 506 of Regulation D as promulgated by the Commission under the Securities Act of 1933, as amended.

The foregoing description of the Subscription Agreement and the Warrants and the description of the Series B Preferred Stock set forth in this item 1.01 and in item 5.03 below do not purport to be complete and are qualified in their entirety by reference to the full text of each such documents which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02: Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 above.

Item 5.03: Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the transaction described in Item 1.01 above, on June 21, 2005 PerfectData amended its charter to establish a new series of preferred stock consisting of 10,000 shares of Series B Convertible Preferred Stock.

As set forth in the Certificate of Designation, attached as an exhibit to this Current Report on form 8-K, the Series B Preferred Stock have, among others, the following rights and preferences:

Rank: Senior to all of our other equity securities other than the Series A Preferred Stock as to which it will be pari passu.

Liquidation Preference: $1,312.00 per share.

Conversion Ratio: Each share of Series B Preferred Stock is convertible into 1,000 shares of Common Stock. The Conversion Ratio and the shares of the Common Stock issuable upon conversion are subject to adjustment upon the occurrence of stock splits, stock dividends or similar events. The holders are also protected in the event of a merger or consolidation where we are not the survivor or a sale of all or substantially all of our assets.

Conversion: The Series B Preferred Stock will automatically convert into shares of Common Stock on the earlier of five years from the issuance date or as soon as we file a charter amendment increasing the authorized number of shares of Common Stock.

Dividends. The Board of Directors may, in its discretion, declare a quarterly non-cumulative cash dividend at a rate of six percent per annum.

No Fractional Shares. No fractional share of the Common Stock shall be issued, whether upon conversion of the Series B Preferred Stock. Instead what would have been a fractional share shall be rounded up or down to the nearest whole share of the Common Stock.

Voting. Each holder of the Series B Preferred Stock is entitled to vote with the holders of the Common Stock as a single class on all matters submitted to a vote of the stockholders and is entitled to the number of votes such holder would have been entitled to had such holder converted his, her or its shares of the Series B Preferred Stock. In addition, the holders of the Series B Preferred Stock vote as a separate class on any matter which adversely affect their rights or as to which their consent is required. In such event each holder shall have one vote per share.

Additional Protection Provisions. During such time as any shares of the Series B Preferred Stock are outstanding, PerfectData shall not take any of the following actions without the prior written consent of the holders of more than 50% of the then outstanding shares of the Series B Preferred Stock:

(i)	change any rights, preferences or privileges of the Series B Preferred Stock;
(ii)	change any rights, preferences or privileges of any capital stock of PerfectData that would adversely affect the Series B Preferred Stock;
(iii)

create or issue any class or series of capital stock that ranks on a par with, or senior to, the Series B Preferred Stock, with respect to the distribution of assets upon the liquidation, dissolution or winding up of PerfectData;

(iv)	increase or decrease the number of authorized shares of the Series B Preferred Stock;
(v)

redeem or repurchase, or declare or pay any cash dividend on any securities junior to the Series B Preferred Stock except in accordance with the Certificate of Designations or for repurchases pursuant to an equity incentive plan approved by our Board in good faith; or

(vii)	amend our Certificate of Incorporation or Bylaws.

A full description of the rights, powers, restrictions, limitations of the Series B Preferred are set forth in the Certificate of Designation, a copy of which is included in this Current Report as Exhibit 3.1.

Item 8.01: Other Events.

On June 22, 2005, PerfectData issued a press release announcing the closing of the Series B Preferred Stock financing transaction. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 9.01: Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit Number	Description
3.1	Certificate of Designations for Series B Convertible Preferred Stock
4.1	Form of common stock purchase warrant dated as of June 21, 2005
10.1	Form of Subscription Agreement
99.1	Press release dated June 22, 2005 announcing the closing of a $5 million private placement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PerfectData Corporation
Dated: June 22, 2005	By:	/s/ John Bush

John Bush President and Chief Executive Officer